PROSPECTUS SUPPLEMENT                          This Prospectus Supplement,
FOR THE PERIOD ENDING                          filed pursuant to Rule 424(b)(3),
MAY 31, 1998 TO                                relates to Registration Statement
PROSPECTUS DATED                               No. 33-57302-02 and the
JANUARY 26, 1993                               Prospectus dated January 26, 1993


                       SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): June 15, 1998


                           DISCOVER CARD TRUST 1993 B
                           --------------------------
             (Exact name of registrant as specified in its charter)


Delaware                                    0-21506                                         Not Applicable
--------                                    -------                                         --------------
(State of                                   (Commission                                     (IRS Employer
organization)                               File Number)                                    Identification No.)


c/o Discover Receivables Financing Group, Inc.
12 Read's Way
New Castle, Delaware                                                   19720
--------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code: (302) 323-7826


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


                                  Page 1 of 14
                         Index to Exhibits is on page 4

Item 5. Other Events
        ------------

On June 15, 1998 the Registrant made available the Monthly Certificateholders' Statement for the Due Period of May 1998, which is attached as Exhibit 21 hereto.

Item 7.  Financial Statements and Exhibits
         ---------------------------------

(c) Exhibits

Exhibit No.                         Description
-----------                         -----------
21                                  Monthly Certificateholders' Statement for Discover Card Trust 1993 B
                                    related to the Due Period ending May 31, 1998.

                                   SIGNATURES
                                   ----------

            Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                           DISCOVER CARD TRUST 1993 B
                                  (Registrant)

                           By:  DISCOVER RECEIVABLES FINANCING
                                GROUP, INC.
                                as originator of the Trust


                           By:       Richard W. York
                              -------------------------------
                              Richard W. York
                              Vice President


Date: June 15, 1998

                                  EXHIBIT INDEX

Exhibit No.                         Description
-----------                         -----------
21                                  Monthly Certificateholders' Statement for Discover Card Trust 1993 B
                                    related to the Due Period ending May 31, 1998.